Exhibit 99.1

Information Systems Associates, Inc. Changes Name and Stock Symbol to Duos Technologies Group, Inc. and “DUOT”

Better Reflects Ongoing Business Focus and Strategy

Jacksonville, FL /Marketwired/ July 10, 2015 - Information Systems Associates Inc. (OTCQB: DUOT), a provider of intelligent security analytical technology solutions, is pleased to announce that, effective July 10, 2015, its name will change to Duos Technologies Group, Inc. and its stock symbol will change from “IOSA” to “DUOT.”

The Company’s common stock has been assigned a new CUSIP number of 266042100, in connection with the name change. Outstanding stock certificates will not be affected by the name change and will not need to be exchanged. All stock trading, filings and market-related information will be reported under the new corporate name and trading symbol.

Gianni Arcaini, Chairman and CEO of Duos Technologies Group, stated, “This name and symbol change is the final step in our recently closed merger. Duos Technologies has grown to be a leader in analytical technology solutions and this change will enable us to capitalize on our strong brand and ensure continued name recognition among our global client base. We look forward to continuing to share our business progress and strategy for growth with our shareholders and the Wall Street community.”

Duos Technologies Group Inc.

Duos Technologies Group Inc. (OTCQB: DUOT), based in Jacksonville, FL, provides intelligent security analytical technology solutions with a strong portfolio of intellectual property. The Company’s core competencies include advanced intelligent technologies that are delivered through its proprietary integrated enterprise command and control platform, centracoTM. The Company provides its broad range of technology solutions with an emphasis on mission critical security, inspection and operations within the rail, utilities, petrochemical, healthcare, and hospitality sectors.

For more information, check out: http://www.duostech.com

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial uncertainties and risks. These forward-looking statements are based upon our current expectations, estimates and projections and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to, our expectations as to continued revenues growth and ultimate profitability, our business environment and industry trends, competitive environment, the sufficiency and availability of working capital, ability to raise working capital and general changes in economic conditions. Further information on our risk factors is contained in our filings with the SEC, including the Form 10-K for the year ended December 31, 2014. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to revise or update any forward-looking statement for any reason.

Contacts:

Corporate

Jean Martin

904-652-1601

jmm@duostech.com

Investors Relations

Hayden IR

917-658-7878

hart@haydenir.com